UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 4, 2008
LCC International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21213	54-1807038

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7900 Westpark Drive		22102
Suite A-315
McLean, Virginia

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (703) 873-2000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:
This Current Report on Form 8-K/A amends and restates Item 3.01 of the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) by LCC International, Inc. (the “Company”), on September 5, 2008.
Item 3.01 is deleted in its entirety and replaced with the following:

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     As previously disclosed, on August 20, 2008 the Company received a staff determination letter from The NASDAQ Stock Market (“NASDAQ”) indicating that the Company failed to comply with the filing requirements for continued listing set forth in NASDAQ Marketplace Rule 4310(c)(14) because the Company had not timely filed with NASDAQ its quarterly report on Form 10-Q for the quarter ended June 30, 2008 (its “June 30 Form 10-Q”). The notice also stated that trading of the Company’s Class A Common Stock (“Common Stock”) would be suspended on August 29, 2008 and a Form 25-NSE would be filed by NASDAQ with the Commission removing the Company’s securities from listing and registration on The NASDAQ Global Market unless the Company requested a hearing before a NASDAQ Listing Qualifications Panel no later than 4:00 p.m. Eastern Time on August 27, 2008. On August 26, 2008, the Company requested such a hearing.
     The Company will pursue the hearing process in order to continue listing on NASDAQ until it can transition to quotation of its Common Stock on the OTC Bulletin Board (the “OTCBB”). The OTCBB does not accept transfers for companies that do not have current SEC filings, so the Company does not expect that transition to occur until it is able to file its June 30 Form 10-Q. The Company expects that it will be able to file its June 30 Form 10-Q no later than September 30, 2008. If the Company is unable to transition to the OTCBB, then it may transition to the Pink Sheets. Neither the results of the hearing process nor a transition, however, are entirely within the Company’s control, and the Company cannot provide assurance that the NASDAQ Panel will continue to defer delisting of the Company’s Common Stock until the Company is able to transition to the OTCBB or to the Pink Sheets.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCC INTERNATIONAL, INC.
By:	/s/ Brian J. Dunn
Name: Brian J. Dunn
Title: Vice President, Counsel and Secretary

Dated: September 11, 2008